Exhibit 99.1

Viveve Announces Presentation at World Meeting on Sexual Medicine

SUNNYVALE, California.—October 9, 2014 – Viveve Medical, Inc. (“Viveve”)(OTC PINK: PLCSD), a company focused on women’s health, has announced that today Dr. Michael Krychman will present on the Viveve System as a non-invasive treatment for vaginal introital laxity to improve sexual function in adult females during the 16th World Meeting on Sexual Medicine which is taking place in Sao Paulo, Brazil from October 8-12, 2014.

The presentation highlighted the results from two clinical studies in which the Viveve® System, a non-surgical, non-ablative medical device, is used treat vaginal laxity which results from the over-stretching of the vaginal tissue during childbirth, and for other reasons. The treatment works by remodeling collagen and restoring the tissue in the vaginal introitus. The studies, conducted in the United States and Japan, demonstrated that the 30-minute, outpatient procedure resulted in a statistically significant improvement in vaginal laxity and sexual satisfaction in women to their pre-childbirth levels.

According to Dr. Krychman, a world renowned specialist in sexual health and the Executive Director of The Southern California Center for Sexual Health and Survivorship, “These results show that patients demonstrated significant improvement after treatment with the Viveve System. With excellent efficacy, a strong safety profile, and fast patient recovery, the Viveve Treatment allows doctors to address a condition that can profoundly impact a woman’s quality of life.”

“This presentation highlights the unique capabilities of the Viveve System” said Patricia Scheller, CEO of Viveve. “It is the only procedure that is simple, does not require anesthesia or analgesics, and for which there are no post-operative patient restrictions or lengthy recovery times.”

About Viveve

Viveve, Inc., the operating subsidiary of Viveve Medical, Inc., is a women’s health company passionately committed to advancing new solutions to improve women’s overall well-being and quality of life. The company’s lead product, the Viveve® System, is a non-surgical, non-ablative medical device that remodels collagen and restores tissue. The Viveve System treats the condition of vaginal laxity, which is the result of the over-stretching of tissue during childbirth, which can result in a decrease in sexual function and physical sensation. Physician surveys indicate that vaginal laxity is the number one post-delivery physical change for women, being more prevalent than weight gain, urinary incontinence or stretch marks. The Viveve Treatment uses patented, reverse-thermal gradient radiofrequency technology to tighten the tissues of the vaginal introitus (opening) and requires only a 30-minute out-patient treatment in a physician’s office. The Viveve System has received regulatory approval in Europe, Canada and Hong Kong and is available through physician import license in Japan. It is currently not available for sale in the U.S.

Safe Harbor Statement

All statements in this press release that are not based on historical fact are “forward looking statements”. While management has based any forward looking statements included in this press release on its current expectations, the information on which such expectations were based may change. These forward looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of our control, which could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not limited to, the fluctuation of global economic conditions, the performance of management and our employees, our ability to obtain financing, competition, general economic conditions and other factors that are to be detailed in our periodic and current reports available for review at www.sec.gov. Furthermore, we operate in a highly competitive and rapidly changing environment where new and unanticipated risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise forward-looking statements to reflect events or circumstances that subsequently occur or of which we hereafter become aware.

Viveve, Viveve System, Viveve Treatment and Viveve Procedure are registered trademarks of Viveve, Inc.

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